CERTIFICATE OF MERGER

                                       OF

                             RPM TECHNOLOGIES, INC.

                                      INTO

                              MANN ENTERPRISE, INC.

The undersigned corporation, pursuant to Section 252 of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME                                                                STATE OF
                                                                  INCORPORATION

Mann Enterprise, Inc.                                                Delaware
RPM Technologies, Inc.                                               Colorado

     SECOND: That an Agreement of Merger between the arties to the merger has been approved, adopted, certified, xecuted and acknowledged by each of the constituent orporations in accordance with the requirements of subsection c) of
Section 252 of the General Corporation Law of the State f Delaware.

     THIRD: The name of the surviving corporation of the merger is Mann Enterprise, Inc. which shall herewith be changed to RPM Technologies, Inc., a Delaware corporation.

     FOURTH: That the amendments or changes in the Certificate of Incorporation of Mann Enterprise, Inc., a Delaware corporation, which is the surviving corporation, that are to be effected by the merger are as follows:

     "FIRST: The name of this corporation Mann Enterprise, Inc."

     is changed to;

     "FIRST: The name of this corporation RPM Technologies, Inc."

     FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is Two Mid America Plaza, 8'h Floor, Oakbrook Terrace, Illinois 60181.

     SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

     SEVENTH: That the authorized capital stock of the merged corporation, RPM Technologies, Inc., a Colorado corporation, is Twenty Million (20,000,000) shares with a par value of one mil ($0.001) per share.

     EIGHTH: This Certificate of Merger shall be effective upon filing.

Dated: March 17, 2000

                                             MANN ENTERPRISE, INC.

                                             By: /s/ Nick Mihael
                                             -------------------
                                             Mr. Nick Mihael
                                             President

                                State of Delaware

                        Office of the Secretary of State
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "RPM TECHNOLOGIES, INC.", A COLORADO CORPORATION,

     WITH AND INTO "MANN ENTERPRISE INC." UNDER THE NAME OF "RPM TECHNOLOGIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF
DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF APRIL, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                           By: /s/ Edward J. Freel
                           -----------------------
                                   Edward J. Freel, Secretary of State

2611798                                 8100M                        0385897
                                                   AUTHENTICATION:
001195024                                                    DATE:  04-17-00

                      (SEAL OF SECRETARY OF STATE OMITTED)

                               AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated this 17th day of March, 2000, pursuant to Section 252 of the General Corporation Law of the State of Delaware between Mann Enterprise, Inc., a Delaware corporation and RPM Technologies, Inc., a Colorado corporation.

                              W I T N E S S E T H:

         WHEREAS, all of the constituent corporations desire to merge into a single corporation; and

         WHEREAS, said Mann Enterprise, Inc. had its certificate of incorporation filed in the office of the Secretary of State of Delaware on April 10, 1996 and has an authorized capital stock of 20,000,000 shares of Common stock with par value of One Mil ($.001) per share, of which Three Million Six Hundred Eighty-Three Thousand Four Hundred and Sixty-One shares (3,683,461) of such Common stock are now issued and outstanding, amounting in the aggregate to Three Thousand Six Hundred Eighty-Three and Forty-Six cents (US$3,683.46), and such shares shall remain issued and outstanding; and

         WHEREAS, said RPM Technologies, Inc., a corporation organized under the laws of the State of Colorado, had its certificate of incorporation filed in the office of the Secretary of State of Colorado on December 18, 1997 and has an authorized capital stock consisting of Twenty Million (20,000,000) shares of Common stock with par value of One Mil ($.001) per share, of which Eleven Million (11,000,000) shares of such Common stock are now issued and outstanding; and

         WHEREAS, the registered office of Mann Enterprise, Inc. in the State of Delaware is located at 201 N. Walnut Street, in the City of Wilmington, County of New Castle, 19801 and the name of its registered agent at such address is The Company Corporation; and

         WHEREAS, the registered office of RPM Technologies, Inc. in the state of Colorado is located at and the name and address of its registered agent is William Stromer located at 16729 East Layton, Aurora, CO 80015.

         NOW THEREFORE, the corporations, parties to this Agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: Mann Enterprise, Inc. hereby merges RPM Technologies, Inc. into itself; and said RPM Technologies, Inc. shall be and hereby is merged into Mann Enterprise, Inc., which shall be the surviving corporation.

         SECOND: The facts required to be set forth in the original certificate` of incorporation of Mann Enterprise, Inc., a corporation incorporated under the laws of the State of Delaware, which can be stated in the case of the merger provided for in this Agreement, are as follows:

         1. The name of the surviving corporation is to be changed to RPM Technologies, Inc.

         2. The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000) of Common shares of the par value of $.001 each, amounting in the aggregate to Twenty Thousand Dollars (US$20,000.00).

         THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

         (a) Each share of Common stock of the surviving corporation, which shall be issued and outstanding on the effective date of this Agreement of Merger, shall remain issued and outstanding.

         (b) Each One (1) share of Common stock of the merged corporation which shall be issued and outstanding on the effective date of this Agreement of Merger, and all rights in respect thereof shall forthwith be changed and converted into One (1) share of Common stock of the surviving corporation.

         (c) After the effective date of this Merger, each holder of an outstanding certificate representing shares of Common stock of the merged corporation shall surrender the same to the surviving corporation, and each such holder shall be entitled upon such surrender to receive the number of shares of Common stock of the surviving corporation on the basis provided herein. Until so surrendered, the outstanding shares of the stock of the merged corporation to be converted into the stock of the surviving corporation, as provided herein, may be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporation as though said surrender and exchange has taken place. Of the authorized 20,000,000 shares, 11,000,000 are issued and outstanding.

         FOURTH: The terms and conditions of the Merger are as follows:


         a) The By-Laws of the merged corporation as they shall exist on the effective date of this Merger shall become the ByLaws of the surviving corporation as of the date of this Agreement, until the same shall be altered, amended and repealed as therein provided.

         b) The following directors and officers of the merged corporation shall hereby be elected as directors and officers of the surviving corporation, until their successors shall have been elected and qualified:

         Directors (3):
         --------------
         Randy Zych
         Charles Foerg
         James Tokoly

         Officers (3):                                Office Held:
         -------------                                ------------
         Charles Foerg                                President
         James Tokoly                                 Vice-President, Marketing
         Charles Fritsch                              Vice-President, Sales

         c) This Merger shall become effective upon filing with the Secretary of State of Delaware. However, for all accounting purposes the effective date of the Merger shall be as of the close of business on March 31, 2000.

         d) Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in, and developed upon the surviving corporation without further act or deed, and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively.

         The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all .such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers ,and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

         e) The surviving corporation hereby (i) agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of the merged corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the merged corporation; (ii) irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to dissenting shareholders of the merged corporation the amount, if any, to which they shall be entitled pursuant to the laws of the State of Delaware.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the date of filing the Certificate of Merger with the Secretary of State of Delaware.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused these presents to be executed by the President and attested by the Secretary of each party hereto.

         RPM TECHNOLOGIES,                        MANN ENTERPRISE,
         INC.                                     INC.
         By: /s/ Charles Foerg                    By: /s/ Nick Mihael
         ---------------------                    -------------------
                 Charles Foerg                            Nick Mihael
                 President                                President

         Date: March 27, 2000                     Date: 3-27-00
         --------------------                     -------------

         ATTEST:                                  ATTEST:

         By: /s/ Randy Zych                       By: /s/ Louise Ulm
         ------------------                       ------------------
                 Randy Zych                               Louise Ulm